EXHIBIT 99.1
Conference Call Notice for Dex Media, Inc., Dex Media East LLC and Dex Media West LLC
DENVER, Oct. 13 /PRNewswire-FirstCall/ — Dex Media, Inc. (NYSE: DEX) will release its earnings for the third quarter of 2005 before the market opens on November 3, 2005. George Burnett, president and CEO, and Scott Pomeroy, executive vice president and CFO, will host an interactive conference call at 11 a.m. EST (9 a.m. MST) on Thursday, November 3, 2005, to discuss the third-quarter 2005 financial results of Dex Media, Inc. and its indirect wholly owned subsidiaries, Dex Media East and Dex Media West.
     You may access the call via:
* 866-219-5894 (U.S.)
* 703-639-1125 (international)
* Conference ID: 791743
Please dial in 10 minutes in advance to facilitate an on-time start. A live, listen-only web cast will be available at www.dexmedia.com. A web cast replay will be available on our Web site for one month.
A taped replay will be available approximately two hours after the conclusion of the call until 11:59 p.m. EDT on November 10, 2005.
* 866-219-1444 (U.S.)
* 703-925-2474 (international)
* Access Code: 791743
About Dex Media, Inc.
Dex Media, Inc. is the indirect parent company of Dex Media East LLC and Dex Media West LLC. The company, through its subsidiaries, is the exclusive publisher of the official White and Yellow Pages directories in print, Internet and CD-ROM formats for Qwest Communications International Inc. In 2004, the company published 269 directories for distribution to virtually all business and residential consumers in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming.
In 2004, Dex Media generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC. The company printed approximately 44.5 million print directories for distribution in 2004. The company’s leading Internet-based directory, DexOnline.com™, is the most used Internet Yellow Pages in Dex Media’s 14-state region, according to market research firm comScore.
Safe Harbor for Forward-Looking and Cautionary Statements
This document contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about the merger of Dex Media, Inc. (“Dex”) with R.H. Donnelley (“RHD”), our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and future financial and operating results are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include risks related to the inability to obtain, or meet conditions imposed for governmental and other approvals of the proposed merger, including approval by stockholders of both companies; the risk that the Dex and RHD businesses will not be integrated successfully; risks related to any uncertainty surrounding the merger, and the costs related to the merger; and the risk that the combined company may not continue to realize anticipated benefits from its cost saving measures.
Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of RHD and Dex stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s and Dex’s results to differ materially from those described in the forward-looking statements are described in detail in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in RHD’s and Dex’s Annual Reports on Form 10-K for the year ended December 31, 2004, as well as RHD’s and Dex’s other periodic filings with the SEC that are available on the SEC’s internet site (http://www.sec.gov). We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent or obligation to update them except as required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, RHD will file a registration statement and both companies will file a joint proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). DEX URGES INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND SUCH OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEX, RHD AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement (when available) as well as other filed documents containing information about Dex and RHD at http://www.sec.gov, the SEC’s website. Free copies of Dex’s SEC filings may also be obtained at http://www.dexmedia.com, and free copies of RHD’s SEC filings may be obtained from RHD’s website at http://www.rhd.com.
Participants in the Solicitation
Dex, RHD and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Dex’s or RHD’s stockholders with respect to the proposed transaction. A description of the interests of the directors and executive officers of Dex is set forth in Dex’s proxy statement for its 2005 annual meeting, which was filed with the SEC on April 20, 2005. A description of the interests of the directors and executive officers of RHD is set forth in RHD’s proxy statement for its 2005 annual meeting, which was filed with the SEC on March 21, 2005. Investors may obtain additional information regarding the interests of such potential participants by reading the proxy statement and prospectus regarding the proposed transaction when they become available.